Exhibit 10.9

DHS COOPERATIVE RESEARCH AND DEVELOPMENT AGREEMENT (CRADA)

20-TSL-002

ScanTech Identification Beam Systems LLC

and

The Department of Homeland Security
Science and Technology Directorate
Transportation Security Laboratory

The Department of Homeland Security (“DHS”) Sponsor and the Collaborator (collectively referred to as the “Parties”) enter into this CRADA (“Agreement”) under the authority of the U.S. Federal Technology Transfer Act of 1986 (codified at 15 U.S.C. § 3710a). The Parties will work collaboratively to execute the Statement of Work in Appendix A. The utilization of DHS personnel, resources, facilities, equipment, skills, know-how, computer software and information will be consistent with its own policies, missions, and requirements.

Article 1.            PARTIES

a.	Sponsor:

Department of Homeland Security (DHS)/ Science and Technology Directorate

S&T/Transportation Security Laboratory (TSL):

Kim Lee

General Engineer

Developmental Test & Evaluation, X-Ray Branch

Transportation Security Laboratory

William J. Hughes Technical Center

Building 315

(609) 813-2809

Kim.Lee@hq.dhs.gov

b.	Collaborator:

Chip Starns

Vice President

ScanTech Identification Beam Systems, LLC

1735 Enterprise Drive

Buford, GA 30518

(770) 480-5881 (Cell)

cstarns@scantechibs.com

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Article 2.            DEFINITIONS

Definitions of terms used in this Agreement are located on the DHS website at: https://www.dhs.gov/publication/st-crada-definitions. These definitions are current and are incorporated by reference herein.

Article 3.            RIGHTS IN EQUIPMENT

Either Party may provide Equipment to the other Party for purposes of joint research, development, test and evaluation. Unless otherwise specified, each Party shall retain title to all Equipment to which it held title prior to the Effective Date of this Agreement, and any directions regarding the return or disposal of Equipment after test and evaluation activities are completed shall be included in the Statement of Work in Appendix A. All Equipment intended for use under this Agreement will be listed by the appropriate Party in Appendix B.

The Party providing Equipment hereby asserts that it owns or possesses sufficient rights, including all intellectual property rights, in the Equipment for the test and evaluation activities conducted under this Agreement.

Article 4.            RIGHTS IN PROPRIETARY INFORMATION

a.	Each Party shall identify and list in Appendix C any Proprietary Information, which shall be marked with appropriate markings, before sharing with the other Party. Neither Party shall disclose to the public any Proprietary Information obtained from the other Party without prior written approval.

b.	License to Background Intellectual Property (IP). Solely for the purpose of and for the duration of this Agreement, each Party grants to the other Party a nonexclusive, nontransferable, irrevocable, paid-up license to use its Background IP. Background IP shall also be identified and listed in Appendix C.

Article 5.            RIGHTS IN TECHNICAL DATA

Each Party shall grant the other Party unlimited rights in any Technical Data, including copyrighted materials, created as a result of the activities conducted under this Agreement, unless as provided specifically in the Statement of Work in Appendix A.

Article 6.            RIGHTS IN INVENTIONS

a.	Each Party shall disclose to the other Party any Inventions conceived or reduced to practice as a result of the activities conducted under this Agreement within 60 days of the Conception or Reduction to Practice of the Invention.

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b.	A Party that solely conceives an Invention or reduces the Invention to practice shall retain all rights allowed by applicable laws. For any Invention arising from this Agreement made by Collaborator employees, Collaborator agrees to grant to the U.S. Government on Collaborator’s Inventions a nonexclusive, nontransferable, irrevocable, paid-up license to practice the Invention or have the Invention practiced throughout the world by or on behalf of the Government for research or other Government purposes.

c.	If the Parties jointly conceive an Invention or jointly reduce it to practice, the Parties shall retain all rights allowed by applicable laws and shall work together to prosecute a patent application.

d.	If a Party elects not to continue prosecution of a patent application, that Party shall notify the other Party with sufficient time to allow it to continue to pursue a patent based on the application.

Article 7.            RESTRICTIONS ON COLLABORATOR PUBLICATIONS

Publications produced by the Collaborator as a result of this Agreement, as well as publication of this Agreement, shall carry the following notices:

a.	Acknowledgement. “This publication is based upon work conducted under the U.S. Department of Homeland Security Cooperative Research and Development Agreement No. 20-TSL-002.

b.	Disclaimer. “The views and/or conclusions contained in this document are those of the author(s) and should not be interpreted as necessarily representing the official policies, either expressed or implied, of the U.S. Department of Homeland Security (DHS), and do not constitute a DHS endorsement of the equipment tested or evaluated.”

Article 8.            EXPORT CONTROLS

Nothing in this Agreement shall be construed as an approval of, certification of, or waiver for an export’s compliance with applicable laws and regulations regarding Export-Controlled Items. Collaborator maintains the responsibility for its own due diligence regarding its compliance with export control regulations.

Article 9.            WARRANTY

The Parties make no representations and extend no warranty of any kind, either expressed or implied, as to any matter associated with this Agreement. There are no expressed or implied warranties of merchantability or fitness for a particular purpose.

Article 10.          LIABILITY

a.            DHS shall be liable for any damages incurred as a result of activities conducted under this Agreement only to the extent provided under the Federal Tort Claims Act, 28 U.S.C. §§ 2671 through 2680.

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b.            Collaborator shall be liable for any damages incurred as a result of activities conducted under this Agreement in accordance with applicable Federal and State laws.

Article 11.          FORCE MAJEURE

Neither Party shall be liable for any unforeseeable event beyond its reasonable control. A Party unable to perform shall promptly notify the other Party.

Article 12.          GOVERNING LAW

This Agreement shall be governed by applicable Federal and State laws.

Article 13.          DHS SPONSOR CONTRACTOR SUPPORT

DHS reserves the right and intends to use contractors to perform work under this Agreement who have signed DHS form 11000-6, which serves as DHS’s non-disclosure agreement. A copy of the DHS 11000-6 will be provided upon request.

Article 14.          GUESTS OR ATTENDEES

Each Party shall require that its employees, guests, or attendees appropriately sign Non- Disclosure Agreements to protect and prevent disclosure to the public of any Proprietary Information or Technical Data.

Article 15.          FUNDS

No U.S. Government funds will be transferred to Collaborator under this Agreement. The Statement of Work in Appendix A will address all funding requirements and processes, if any, for funds that Collaborator transfers to DHS. All expended funds provided by Collaborator to DHS Sponsor are nonrefundable.

Article 16.          DATES, MODIFICATIONS, EXTENSIONS, TERMINATION, SURVIVABILITY, AND DISPUTE RESOLUTION

a.	This Agreement is effective upon the date of signature of the last Party to sign. It will remain in effect for twenty-four (24) months from that date.

b.	The Parties must agree in writing to all modifications to this Agreement and to any extensions or changes to the termination date of this Agreement.

c.	A Party may unilaterally terminate this Agreement at any time by providing written notice to the other Party.

d.	The Articles of this Agreement shall survive its termination.

e.	The Parties agree that the signatories to this Agreement will resolve all disputes arising from the Agreement.

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Article 17.          POINTS OF CONTACT

DHS Sponsor

Transportation Security Laboratory

TSL Principal Investigator DT&E

Kim Lee

General Engineer

Developmental Test & Evaluation, X-Ray Branch

Transportation Security Laboratory

William J. Hughes Technical Center

Building 315

Atlantic City Int’l Airport, NJ 08405

(609) 813-2809

Kim.Lee@hq.dhs.gov

TSL Principal Investigator IT&E

William Petracci

Test Director, Independent Test and Evaluation

Transportation Security Laboratory

William J. Hughes Technical Center

Building 315

Atlantic City Int’l Airport, NJ 08405

(609) 813-2708

William.Petracci@hq.dhs.gov

TSL Technology Transfer

Patricia W. Reichenbach

TSL Technology Transfer Program

William J. Hughes Technical Center

Building 315

Atlantic City Int’l Airport, NJ 08405

(609) 813-2710

Patricia.Reichenbach@hq.dhs.gov

DHS Technology Transfer

DHS Technology Transfer and Commercialization

Science and Technology Directorate

Department of Homeland Security

CRADA@hq.dhs.gov

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DHS Office of the General Counsel

Technology Programs Law Division

Office of General Counsel

Science and Technology Directorate

Lavanya.Ratnam@hq.dhs.gov

ScanTech Identification Beam Systems LLC

Primary POC

Chip Starns

Vice President

ScanTech Identification Beam Systems, LLC

1735 Enterprise Drive

Buford, GA 30518

(770) 480-5881 (Cell)

cstarns@scantechibs.com

Signatory

Dolan Falconer

President & Chief Executive Officer

ScanTech Identification Beam Systems, LLC

1735 Enterprise Drive

Buford, GA 30518

(678) 318-8440

dfalconer@scantechibs.com

Article 18.          SIGNATURES FOR 20-TSL-002

Accepted for Collaborator

I, the undersigned, am duly authorized to bind the Collaborator to this Agreement and do so by affixing my signature hereto.

ScanTech Identification Beam Systems LLC

BY	/s/ Dolan Falconer
Dolan Falconer, President & CEO
ScanTech Identification Beam Systems LLC

DATE:	11/1/19

20-TSL-002 ScanTech Sentinel™III

Accepted for DHS Sponsor

I, the undersigned, am duly authorized to bind the Transportation Security Laboratory to this Agreement and do so by affixing my signature hereto.

Transportation Security Laboratory

BY	/s/ CHRISTOPHER D SMITH

Christopher D. Smith, Ph.D.
Director, Transportation Security Laboratory
Science and Technology Directorate
Department of Homeland Security

DATE:	11/6/19

20-TSL-002 ScanTech Sentinel™III

APPENDIX A

STATEMENT OF WORK

Background

ScanTech Identification Beam Systems LLC (ScanTech) has developed and manufactured a multi-plane, multi-energy Advanced Technology Carry-On Baggage Screening System, the Sentinel™III. ScanTech is interested in refining the Sentinel™III performance for a broad array of conventional explosives, liquids and powder homemade explosives (HME). The Transportation Security Laboratory (TSL) and ScanTech have entered into this Cooperative Research and Development Agreement (CRADA) to collaborate on data collection, test & evaluation, and other mutually beneficial activities.

The TSL assists system developers to mature their detection technologies through two types of Developmental Test & Evaluation (DT&E) activities: 1) Readiness Assistance (RA) and; 2) Readiness Testing (RT). In RA, TSL helps developers collect data to refine the system’s detection capabilities. In RT, the TSL performs tests of the system’s detection performance and provides feedback to the system developer.

Purpose

The purpose of this CRADA is to collaborate with ScanTech to develop, improve and optimize the performance of the Sentinel™III Carry-On Baggage Screening System to promote and strengthen transportation security.

Objective & Plan

Phase I: Perform Readiness Assistance

Data Collection activity for test article scans and metadata collection for a variety of explosives, HMEs, and other prohibited articles.

1.	Image data will be collected on the Sentinel™III for three categories of explosives:

1)	HME 2) Commercial Explosives and 3) Military Explosives;

2.	The TSL will provide explosive materials, carry-on baggage and the facility for the data collection. ScanTech will provide the Sentinel™III support personnel for system maintenance;

3.	Objective of the data collection is to provide training data for the development of Sentinel™III’ detection capabilities;

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Phase II: Perform Readiness Testing

ScanTech will provide a data Package with detailed Sentinel™III development updates and specific performance descriptions based on outcomes of Phase I. Pending the analysis of this data package and government approval, Phase II will include an RT activity to evaluate the Sentinel™III detection and false alarm performance based on a Test Plan that will be developed by TSL. Detection performance results and associated feedback will be provided by TSL to ScanTech.

Expected Results

Phase I: Readiness Assistance

An image library for ScanTech to develop detection algorithms.

Phase II: Readiness Testing

Test reports that document the detection and false alarm performance of the Sentinel™III. Feedback for ScanTech to improve the performance of the detection algorithms.

Obligations of the Transportation Security Laboratory

TSL Shall

1.	Assist ScanTech in collecting data to develop its Sentinel™III Carry-On Baggage Screening System;

2.	Approve Test Plan(s) prior to testing;

3.	Coordinate the transfer of the equipment to the TSL and/or a designated government test facility and the associated return of the equipment to ScanTech upon completion of the subject CRADA activities;

4.	Collaborate to develop a ‘Test and Evaluation’ briefing to be provided to TSA and ScanTech;

5.	Notify ScanTech of any system issues or malfunctions, if any;

6.	Provide test objects and test materials as per the approved Test Plan.

7.	Provide ScanTech with detection performance results and associated feedback from RT.

Obligations of ScanTech

ScanTech shall

1.	Provide the Sentinel™III system as defined in the CRADA;

2.	Provide operator(s) and support personnel for the proper operation of the system;

3.	Provide training in system operation and use to authorized TSL employees;

4.	Make available technical support to answer questions concerning the operation, use and design of the equipment as applicable to the system performance on Advanced Technology (AT) platforms;

5.	If needed, perform any maintenance to ensure that the system is in optimal operational condition during the TSL Readiness activities;

6.	Provide Sentinel™III simulator, at ScanTech’s expense, to replay image data and present representative results identical to actual scans on Sentinel™III system;

7.	Supplement TSL test articles, as deemed necessary by ScanTech, including adding any additional electronic clutter items.

20-TSL-002 ScanTech Sentinel™III

8.	Provide a data Package with detailed Sentinel™III development updates and specific performance descriptions based on outcomes of Phase I

RT is the final phase of system development. Upon the successful completion of the RT process outlined in this SOW, ScanTech may commence Certification Test and Evaluation (CT&E), in accordance with the Certification Management Plan provided by the TSL.

Other Considerations

a.	Delivery of Equipment

Equipment to be delivered in accordance with Principal Investigator. ScanTech will incur the expenses to ship/deliver, install, uninstall, remove, and return all Collaborators equipment identified, packaging, and any test articles, as part of this CRADA.

b.	Return and Disposal of Equipment/Material

Equipment to be returned to ScanTech at no cost to the Federal Government

c.	Clearances/Access to DHS Facilities

ScanTech Participant(s) and ScanTech Contractor(s) must have a favorable adjudicated fingerprint-based, criminal history record check, and credit check conducted by the Company (i.e., security clearance and DHS suitability accepted) and provided to TSL two (2) weeks after execution of the agreement and prior to being granted access to DHS TSL facilities, DHS sensitive information (SSI / FOUO) or TSL information technology resources directly related to the performance of the Statement of Work in Appendix A.

d.	Company Participant/Company Contractor Access

If ScanTech Participant or ScanTech Contractor is a foreign national, the TSL will follow the DHS Foreign National Management Process and requires a thirty (30) day notice of visiting ScanTech Participant(s) and ScanTech Contractor(s) prior to giving access to the TSL. Approved ScanTech Participants or ScanTech Contractors that are foreign nationals will be restricted to designated TSL facility areas established by DHS Security.

Place of Performance

The primary places of performance will be at the TSL located at the FAA William J. Hughes Technical Center, Atlantic City International Airport, New Jersey, or Tyndall Reactive Material Group located at Panama City, Florida. Other TSL selected performance locations include ScanTech, located at 1735 Enterprise Drive, Buford, Georgia 30518. All vendor personnel must comply with the facility’s parking, driving, safety and security procedures established by that facility while onsite.

Notices to TSL

All reports and notices required under this Agreement will be sent to the PIs with copies to the DHS Technology Transfer Program Manager.

20-TSL-002 ScanTech Sentinel™III

Notices to ScanTech

All reports and notices required under this Agreement will be sent to ScanTech’s designated point(s) of contact.

Corporate Organization

ScanTech, as of the date hereof, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

Statement of Ownership

ScanTech is neither foreign controlled nor a subsidiary of a foreign controlled entity.

Period of Performance

The period of performance for this CRADA is twenty-four (24) months commencing on the Effective Date of this Agreement.

20-TSL-002 ScanTech Sentinel™III

APPENDIX B

FURNISHED EQUIPMENT

By the Transportation Security Laboratory

N/A

By ScanTech

One (1) Sentinel III Scanner

One (1) Sentinel III Emulator

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APPENDIX C

PROPRIETARY INFORMATION

AND BACKGROUND INTELLECTUAL PROPERTY

1.	DHS Proprietary Information

N/A

2.	Collaborator Proprietary Information

N/A

3.	DHS Background Intellectual Property

N/A

4.	Collaborator Background Intellectual Property

N/A

20-TSL-002 ScanTech Sentinel™III

APPENDIX D

SECURITY AND HANDLING OF CLASSIFIED INFORMATION

ScanTech will need access to classified information required under this CRADA. The maximum level of classification is SECRET. ScanTech will require receipt and storage of classified documents at their Contractor Facility located at 1735 Enterprise Drive, Buford, GA 30518, under Cage Code 6JNV4. Details will be provided in a Department of Defense (DD) Form 254.

Clearance. ScanTech shall have a facility security clearance up to SECRET level. All personnel needing access to classified information in support of this Agreement shall be required to obtain and maintain a SECRET level clearance. The Government reserves the right to approve or deny suitability of ScanTech individual employees based on security risks, unsatisfactory performance, or disruptive influence to mission accomplishment.

Handling of Classified Information. Classified information is Government information which requires protection in accordance with Executive Order 13526, National Security Information (NSI) as amended and supplemental directives. If ScanTech has access to classified information at a DHS owned or leased facility, it shall comply with the security requirements of DHS and the facility. If ScanTech is required to have access to classified information at another Government Facility, it shall abide by the requirements set forth by the agency.

ScanTech shall comply with all government standards for handling sensitive and/or proprietary information, as listed on the DD254 and briefed by TSL.

Although CRADAs are exempt from the FAR, the Security Requirements from FAR 52.204-2, Security Requirements, will be used. Security Requirements (August 1996):

a)	This clause applies to the extent that this contract involves access to information classified “Confidential,” “Secret,” or “Top Secret.”

b)	The Contractor shall comply with –

1.	The Security Agreement (DD Form 441), including the National Industrial Security Program Operating Manual (DOD 5220.22-M); and

2.	Any revisions to that manual, notice of which has been furnished to the Contractor.

c)	If, subsequent to the date of this contract, the security classification or security requirements under this contract are changed by the Government and if the changes cause an increase or decrease in security costs or otherwise affect any other term or condition of this contract, the contract shall be subject to an equitable adjustment as if the changes were directed under the Changes clause of this contract.

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d)	The Contractor agrees to insert terms that conform substantially to the language of this clause, including this paragraph (d) but excluding any reference to the Changes clause of this contract, in all subcontracts under this contract that involve access to classified information.

Services Provided Compliant with Security Requirements. All services provided under this task order must be compliant with DHS 4300B DHS National Security System Policy and the DHS 4300B National Security System Handbook. Additionally, where there is a requirement for encryption, all encryption shall be FIPS 197 Advanced Encryption Standard (AES) that has been FIPS 140-2 certified.

Compliance with Physical Security Requirements. ScanTech shall comply with all government facility and security requirements while on government property, including obtaining and displaying identification badges, obtaining vehicle decals and proper vehicle operation.

20-TSL-002 ScanTech Sentinel™III